Exhibit 99.1

             DeVry Inc. Reports Fiscal 2006 Third-Quarter
  Results, Enrollment at DeVry University, Keller Graduate School of Management and Ross University; New Undergraduate Students Increased
                             16.4 Percent

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--April 25, 2006--DeVry Inc. (NYSE:DV), an international higher education company, today reported financial results for the fiscal 2006 third quarter and the nine-month period ended March 31, 2006. DeVry Inc. also announced enrollments at DeVry University, Keller Graduate School of Management and Ross University.
    Revenues for the third quarter of fiscal 2006 were $220.2 million, compared to $201.9 million for the same quarter one year ago. For the nine-month period of fiscal 2006, revenues were $626.9 million compared to $584.8 million last year.
    Net income for the quarter totaled $15.7 million, or $0.22 per fully diluted share, compared to $10.9 million, or $0.15 per fully diluted share, on a restated basis, for the same period last year. For the nine months of fiscal 2006, net income was $31.2 million, or $0.44 per share, compared to $17.7 million, or $0.25 per share, on a restated basis, for the first nine months of fiscal 2005. Net income for 2005 has been restated to include the expense of share-based payments in accordance with new accounting requirements (FAS123R). The after-tax effect of stock option expense for the fiscal 2006 third quarter was approximately $0.8 million and $1.1 million for the fiscal 2005 third quarter.
    "Our financial and enrollment results in the third quarter are positive signs that the company is effectively executing its strategic plan," said Ronald L. Taylor, DeVry's chief executive officer. "The technology sector is continuing to recover, and we are encouraged by the growth experienced across all of our operations. Although future enrollment periods at DeVry University may not experience the same high levels of growth in new students, we are working to continue the upward momentum we've created during the last several class starts."
    At DeVry University, new undergraduate student enrollment in spring 2006 increased 16.4 percent to 10,359 students, compared to 8,902 in spring 2005. Total undergraduate student enrollment in spring 2006 increased 1.2 percent to 38,523 students, compared to 38,083 students in the previous year.
    For the January 2006 session, the number of graduate coursetakers at Keller Graduate School of Management increased 9.4 percent to 13,776, compared to 12,597 coursetakers in January 2005. In the March 2006 session, graduate coursetakers increased 12.3 percent to 14,029 from 12,496 in the prior year.
    The total number of online undergraduate and graduate coursetakers in spring 2006 increased 46.3 percent to 28,912, compared to 19,759 last year.
    At Ross University, new students increased 67.5 percent to 387 in the January term, compared to 231 in the same term last year. Total students increased 4.5 percent to 3,264, compared to 3,122 last year.
    "In spring 2006, DeVry University experienced a year-over-year increase in total undergraduate students for the first time since spring 2002," said Daniel Hamburger, DeVry's president and chief operating officer. "Additionally, new students in technology programs increased 37.7 percent over the prior year, and new student campus enrollment increased approximately 11 percent. While we are rebuilding from a smaller enrollment base than in prior years, these results are indicative of better integration of marketing and recruiting and the introduction of new degree programs at both the associate and baccalaureate levels."
    DeVry Inc. will hold a conference call to discuss its fiscal 2006 third-quarter results on April 25, 2006, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). The conference call will be led by Ronald Taylor, chief executive officer; Daniel Hamburger, president and chief operating officer; and Norman Levine, senior vice president and chief financial officer.
    For those wishing to participate by telephone, dial 866-510-0704 (domestic) or 617-597-5362 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the Webcast through the Investor Relations section of the company's Web site at http://phx.corporate-ir.net/phoenix.zhtml ?p=irol-eventDetails&c=93880&eventID=1211807. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.) Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
    The company will archive a telephone replay of the call until May 2, 2006. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 37257149. To access the Webcast replay, please visit the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880& eventID=1211807. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University, Deaconess College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management and healthcare. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Deaconess College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com.


Selected Operating Data (in thousands, except per share data)
-----------------------
                                 Third Quarter        Nine Months
                                Ended March 31:     Ended March 31:
                                FY2006    FY2005    FY2006    FY2005
Revenues                       $220,206  $201,930  $626,855  $584,848

Net Income                       15,682    10,881    31,242    17,683

Earnings per share (diluted)      $0.22     $0.15     $0.44     $0.25

Number of common shares
 (diluted)                       70,913    70,547    70,739    70,567


Spring 2006 Enrollment Results
------------------------------

DeVry University                  Spring 2006  Spring 2005  % Increase
New undergraduate students
 (onsite/online)                      10,359        8,902        16.4%
Total undergraduate students
 (onsite/online)                      38,523       38,083         1.2%

                                   March 2006   March 2005  % Increase
Graduate coursetakers
 (onsite/online)                      14,029       12,496        12.3%
Online coursetakers(a)                28,912       19,759        46.3%

                                 January 2006 January 2005  % Increase
Graduate coursetakers
 (onsite/online)                      13,776       12,597         9.4%
Ross University
New students                             387          231        67.5%
Total students                         3,264        3,122         4.5%

(a) Online coursetakers are included in the new and total undergraduate and graduate coursetaker counts.


    Certain statements contained in this release, including those that affect DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2005 filed with the SEC September 13, 2005, especially in the section entitled "Forward Looking Statements" at the beginning of Part I and in the subsections of "Item 1 - Business" entitled "Competition," "Student Recruiting," "Accreditation and Approvals," "Tuition and Fees," "Financial Aid and Financing Student Education," and "Career Services," and "Faculty."


                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                              (Unaudited)
                              PRELIMINARY


                                    March 31,   June 30,    March 31,
                                      2006        2005        2005
                                   ----------- ----------- -----------
                                                Restated    Restated
ASSETS
-------

   Current Assets
   --------------

       Cash and Cash Equivalents     $162,355    $161,823    $138,187
       Restricted Cash                 52,523      13,935      33,175
       Accounts Receivable, Net        90,089      39,226     119,012
       Inventories                        104         164         160
       Deferred Income Taxes           18,195      17,142       9,395
       Prepaid Expenses and Other      13,154      10,048       9,974
                                   ----------- ----------- -----------

           Total Current Assets       336,420     242,338     309,903
                                   ----------- ----------- -----------

   Land, Buildings and Equipment, net
   ----------------------------------

       Land                            67,653      68,013      64,583
       Buildings                      219,899     212,428     205,042
       Equipment                      241,736     234,201     233,133
       Construction In Progress         7,207      15,813      21,475
                                   ----------- ----------- -----------

                                      536,495     530,455     524,233

       Accumulated Depreciation      (262,871)   (243,688)   (237,651)
                                   ----------- ----------- -----------

           Land, Buildings and
            Equipment, Net            273,624     286,767     286,582
                                   ----------- ----------- -----------

   Other Assets
   ------------

       Intangible Assets, Net          65,956      73,699      76,350
       Goodwill                       291,113     289,308     289,863
       Perkins Program Fund, Net       13,290      13,290      12,847
       Other Assets                     4,180       4,633       4,871
                                   ----------- ----------- -----------

           Total Other Assets         374,539     380,930     383,931
                                   ----------- ----------- -----------

TOTAL ASSETS                         $984,583    $910,035    $980,416
                                   =========== =========== ===========


LIABILITIES
-----------

   Current Liabilities
   -------------------

       Current Maturities of Debt     $50,000     $50,000          $-
       Accounts Payable                30,016      30,681      22,433
       Accrued Salaries, Wages &
        Benefits                       31,679      34,071      32,551
       Accrued Expenses                34,118      34,462      30,002
       Advance Tuition Payments         8,533      14,685      10,238
       Deferred Tuition Revenue       151,413      22,823     149,729
                                   ----------- ----------- -----------

           Total Current
            Liabilities               305,759     186,722     244,953
                                   ----------- ----------- -----------

   Non-Current Liabilities
   -----------------------

       Revolving Loan                       -      50,000      70,000
       Senior Notes                    95,000     125,000     125,000
       Deferred Income Taxes           14,415      15,949      18,384
       Accrued Post-employment
        Agreements                      6,382       6,352       5,618
       Deferred Rent and Other         12,742      12,629      12,614
                                   ----------- ----------- -----------

           Total Non-Current
            Liabilities               128,539     209,930     231,616
                                   ----------- ----------- -----------

TOTAL LIABILITIES                     434,298     396,652     476,569
                                   ----------- ----------- -----------



SHAREHOLDERS' EQUITY
--------------------

   Common Stock, $0.01 par value,
    200,000,000 Shares Authorized,
    70,656,000, 70,475,000  and
    70,379,000, Shares Issued
    and Outstanding at March 31,
    2006, June 30, 2005 and March
    31, 2005, Respectively.               708         706         705
   Additional Paid-in Capital         119,566     113,571     104,318
   Retained Earnings                  430,082     398,840     398,614
   Accumulated Other Comprehensive
    Income                                (71)        266         210
                                   ----------- ----------- -----------

TOTAL SHAREHOLDERS' EQUITY            550,285     513,383     503,847
                                   ----------- ----------- -----------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                              $984,583    $910,035    $980,416
                                   =========== =========== ===========



                              DEVRY INC.
                   CONSOLIDATED STATEMENTS OF INCOME
                   ---------------------------------
          (Dollars in Thousands Except for Per Share Amounts)
                              (Unaudited)
                              PRELIMINARY



                           For The Quarter      For The Nine Months
                           Ended March 31,         Ended March 31,
                        ----------------------  ----------------------

                           2006        2005        2006        2005
                        ----------  ----------  ----------  ----------
                                     Restated                Restated
REVENUES:

    Tuition              $203,299    $190,713    $582,384    $552,824
    Other Educational      15,771      11,068      42,477      31,731
    Interest                1,136         149       1,994         293
                        ----------  ----------  ----------  ----------

          Total Revenues  220,206     201,930     626,855     584,848
                        ----------  ----------  ----------  ----------

COSTS AND EXPENSES:

    Cost of Educational
     Services             115,483     111,014     338,209     329,968
    Student Services and
     Administrative
     Expense               80,999      74,341     238,776     227,235
    Interest Expense        2,490       2,309       7,751       6,391
                        ----------  ----------  ----------  ----------

          Total Costs
           and Expenses   198,972     187,664     584,736     563,594
                        ----------  ----------  ----------  ----------

Income Before Income
 Taxes and Cumulative
 Effect of Change in
 Accounting                21,234      14,266      42,119      21,254

Income Tax Provision        5,552       3,385      10,877       5,381
                        ----------  ----------  ----------  ----------

Income Before Cumulative
 Effect of Change in
 Accounting                15,682      10,881      31,242      15,873

Cumulative Effect of
 Change in Accounting,
 Net of Tax                     -           -           -       1,810
                        ----------  ----------  ----------  ----------

NET INCOME                $15,682     $10,881     $31,242     $17,683
                        ==========  ==========  ==========  ==========

EARNINGS PER COMMON SHARE
   Basic
     Income Before
      Cumulative Effect
      of Change in
      Accounting            $0.22       $0.15       $0.44       $0.23
     Cumulative Effect of
      Change in
      Accounting                -           -           -        0.02
                        ----------  ----------  ----------  ----------
     Net Income             $0.22       $0.15       $0.44       $0.25
                        ==========  ==========  ==========  ==========
   Diluted
     Income Before
      Cumulative Effect
      of Change in
      Accounting            $0.22       $0.15       $0.44       $0.23
     Cumulative Effect of
      Change in
      Accounting                -           -           -        0.02
                        ----------  ----------  ----------  ----------
     Net Income             $0.22       $0.15       $0.44       $0.25
                        ==========  ==========  ==========  ==========



                              DEVRY INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                                                  For The Nine Months
                                                    Ended March 31,
                                                 ---------------------
                                                    2006       2005
                                                 ---------- ----------
                                                             Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                     $31,242    $17,683
    Adjustments to Reconcile Net Income to Net
      Cash Provided by Operating Activities:

        Share-Based Compensation Charge              3,286      5,134
        Depreciation                                28,043     30,369
        Amortization                                 8,104     11,735
        Provision for Refunds and Uncollectible
         Accounts                                   39,570     31,538
        Deferred Income Taxes                       (2,587)     1,108
        (Gain) Loss on Disposals of Land,
         Buildings and Equipment                      (390)       638
        Changes in Assets and Liabilities, Net of
         Effects from Acquisition of Business:
            Restricted Cash                        (38,649)   (19,652)
            Accounts Receivable                    (90,802)  (121,618)
            Inventories                                 66      3,137
            Prepaid Expenses And Other              (2,881)       765
            Accounts Payable                          (460)    (5,403)
            Accrued Salaries, Wages, Expenses
             and Benefits                           (1,716)     6,651
            Advance Tuition Payments                (6,126)    (6,761)
            Deferred Tuition Revenue               128,713    126,946
                                                 ---------- ----------

    NET CASH PROVIDED BY OPERATING ACTIVITIES       95,413     82,270
                                                 ---------- ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital Expenditures                           (16,283)   (30,561)
    Net Proceeds from Sale of Land and Building      1,798
    Payments for Purchases of Businesses, net of
     Cash Acquired                                  (2,530)    (4,861)
                                                 ---------- ----------

    NET CASH USED IN INVESTING ACTIVITIES          (17,015)   (35,422)
                                                 ---------- ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds From Exercise of Stock Options          2,433        261
    Excess Tax Benefit from Share-Based Payments       (35)       190
    Proceeds From Revolving Credit Facility              0     10,000
    Repayments Under Revolving Credit Facility     (80,000)   (65,000)
                                                 ---------- ----------

    NET CASH USED IN FINANCING ACTIVITIES          (77,602)   (54,549)
                                                 ---------- ----------

Effects of Exchange Rate Differences                  (264)      (339)
                                                 ---------- ----------

NET (DECREASE) INCREASE  IN CASH AND CASH
 EQUIVALENTS                                           532     (8,040)

Cash and Cash Equivalents at Beginning of Period   161,823    146,227
                                                 ---------- ----------

Cash and Cash Equivalents at End of Period        $162,355   $138,187
                                                 ========== ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Interest Paid During the Period                 $6,951     $4,920
    Income Tax Payments During the Period, Net      14,861      4,760




    CONTACT: DeVry Inc.
             Joan Bates (Investors), 630-574-1949
             or
             Dresner Corporate Services
             Sarah Komuniecki (Media), 312-780-7208